Exhibit 3.2

AMENDED AND RESTATED
BYLAWS

OF

DIVERSIFIED ENERGY COMPANY
(a Delaware corporation)

ARTICLE I
CORPORATE OFFICES

Section 1.1           Registered Office.  The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time and including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), the “Certificate of Incorporation”).

Section 1.2           Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1           Annual Meeting.  An annual meeting of the stockholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors of the Corporation shall fix.  The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2           Special Meeting.

(a)  Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, a special meeting of the stockholders of the Corporation:  (i) may be called at any time by the Board of Directors; and (ii) shall be called by the Secretary of the Corporation (the “Secretary”) upon the written request or requests of one or more persons that:  (A) own (as defined below) shares representing at least twenty five percent (25%) of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “requisite percent”) as of the record date fixed in accordance with the Bylaws of the Corporation (as amended from time to time, the “Bylaws”) to determine who may deliver a written request to call the special meeting; and (B) comply with the notice procedures set forth in this Section 2.2 with respect to any matter that is a proper subject for the meeting pursuant to Section 2.2(f) (a meeting called in accordance with clause (ii) above, a “stockholder-requested special meeting”).  Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the stockholders of the Corporation may not be called by any other person or persons.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(b)  For purposes of satisfying the requisite percent under this Section 2.2:

(i)          A person is deemed to “own” only those outstanding shares of stock of the Corporation as to which such person possesses both:  (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares:  (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:  (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person.  For purposes of the foregoing clauses (1)-(3), the term “person” includes its affiliates and the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)         A person “owns” shares held in the name of a nominee or other intermediary so long as such person retains both:  (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in the shares.  The person’s ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(c)  Any person seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the persons entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the Secretary at the principal executive offices of the Corporation (the “record date request notice”).  A person’s record date request notice shall contain information about the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by the person and state the business proposed to be acted on at the meeting.  Upon receiving a record date request notice, the Board of Directors may set an ownership record date.  Notwithstanding any other provision of these Bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the close of business (as defined in Section 2.10(c)(iii) below) on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors.  If the Board of Directors, within ten (10) days after the date upon which a valid record date request notice is received by the Secretary, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date upon which a valid record date request notice is received by the Secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).

(d)  In order for a stockholder-requested special meeting to be called by the Secretary, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the “special meeting request”), shall be delivered to the Secretary.  A special meeting request shall:  (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the record date request notice received by the Secretary; (ii) bear the date of signature of each such person (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each person submitting the special meeting request (as they appear on the Corporation’s books, if applicable); (iv) contain the information required by Section 2.10(a) below with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who have provided such request solely in response to any form of public solicitation for such requests, and the additional information required by Section 2.9(a) below; (v) include documentary evidence that the requesting persons own the requisite percent as of the ownership record date; provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned (as defined in Section 2.2(b) above) by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the ownership record date.  The special meeting request shall be updated and supplemented within five (5) business days after the record date for determining the stockholders entitled to vote at the stockholder requested-special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting), and in either case such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.  In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within ten (10) business days of such a request.

(e)  After receiving a special meeting request, the Board of Directors shall determine whether the persons requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting person of the Board’s determination about whether the special meeting request is valid.  The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than ninety (90) days after the date on which the Board of Directors fixes the date of the special meeting.  The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 7.6(a) below.

(f)  A special meeting request shall not be valid, and the Corporation shall not call a special meeting if:  (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 2.2.  For purposes of this Section 2.2(f), the 2025 annual meeting of stockholders shall be deemed to have been held on April 9, 2025.

(g)  Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting.  A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in Section 2.2(a) above) at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting person shall promptly notify the Secretary of any decrease in ownership of shares of stock of the Corporation that results in such a revocation.  If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(h)  Business transacted at a stockholder-requested special meeting shall be limited to:  (i) the business stated in the valid special meeting request received from the requisite percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting.  If none of the persons who submitted the special meeting request (or their qualified representatives, as defined in Section 2.10(c)(ii)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies and votes in respect of such matter may have been received by the Corporation.  The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.2.

Section 2.3           Notice of Stockholders’ Meetings.

(a)  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting specifying the place, if any, date and time of the meeting of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.  In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)  Except as otherwise required by law, notice may be given by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary, in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given:  (i) if mailed, when deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address as it appears on the records of the Corporation.

(c)  So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules.  To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”).  If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d)  Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

(e)  An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be, in the absence of fraud, prima facie evidence of the facts stated in the notice.  Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a‑3(e) under the Exchange Act and Section 233 of the DGCL.

(f)  When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are:  (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4           Organization.

(a)  Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairperson of the Board, or in his or her absence and if separate, by the Chief Executive Officer or, in his or her absence, any other officer or director of the Corporation designated by the Board of Directors (such presiding person, the “chairperson of the meeting”).  The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairperson of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting.  The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairperson, are necessary, appropriate or convenient for the conduct of the meeting.  Such rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or the chairperson of the meeting may include, without limitation:  (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chairperson of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and/or (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.  Subject to any rules and regulations adopted by the Board of Directors, the chairperson of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7 of these Bylaws, without notice other than announcement at the meeting, except as provided in Section 2.3(f) of these Bylaws.  Unless and to the extent not otherwise determined by the Board of Directors and subject to Section 2.10(c), the chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or other business was not properly brought before the meeting, and if such chairperson should so determine (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), such chairperson shall so declare to the meeting and any such nomination not properly made or business not properly brought before the meeting shall not be transacted or considered (and such nominee shall be disqualified from standing for election). Unless and to the extent not otherwise determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.5           List of Stockholders.  The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date.  Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for ten (10) days ending on the day before the meeting date:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6           Quorum.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of all issued and outstanding stock of such class or series or classes or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.  If a quorum is not present or represented at any meeting of stockholders, then the chairperson of the meeting, or the holders of a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with Section 2.7 of these Bylaws, without notice other than announcement at the meeting and except as provided in Section 2.3(f), until a quorum is present or represented.  If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7           Adjourned or Recessed Meeting.  Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason, whether or not a quorum is present, from time to time by the chairperson of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b).  Any such meeting may be adjourned for any or no reason, whether or not a quorum is present, from time to time by the stockholders present in person or by proxy thereat, by the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon.  At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8           Voting; Proxies.

(a)  Except as otherwise provided by law or the Certificate of Incorporation, each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the matter in question.

(b)  Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, (i) all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall be approved by the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and (ii) where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter.  Voting at meetings of stockholders need not be by written ballot.

(c)  Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.9           Submission of Information Regarding Director Nominees.

(a)  As to each person whom a stockholder proposes to nominate for election or reelection as a director of the Corporation pursuant to Section 2.10, the stockholder must deliver to the Secretary at the principal executive offices of the Corporation the following information:

(i)           a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within five (5) business days of such request), which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person:  (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity:  (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided by the Secretary to such person within five (5) business days following a request therefor);

(ii)          fully completed and signed questionnaire(s) prepared by the Corporation, with respect to such proposed nominee(s) in the form to be provided by the Secretary within five (5) business days following a request therefor (the “Questionnaire(s)”); and

(b)  a proposed nominee for election or reelection as a director of the Corporation pursuant to Section 2.10 will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether such proposed nominee will satisfy any qualifications, requirements or standards imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director of the Corporation.

(c)  If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2.9(a) shall be provided to the Corporation at the same time as such notice for the notice to be considered timely, and the additional information described in Section 2.9(b) above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier).  All information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10.

(d)  Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 2.9 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.9.

Section 2.10         Notice of Stockholder Business and Nominations.

(a)  Annual Meeting.

(i)          Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only:  (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a).  For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make director nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a‑8 under the Exchange Act).

(ii)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action under applicable law.  To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(iii) below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth day (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held or deemed to have been held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined in Section 2.10(c)(iii) below) of the date of such meeting is first made by the Corporation.  In no event shall an adjournment or recess of an annual meeting, or postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, or a public announcement of any of the foregoing, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice given in accordance with this Section 2.10 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies and any substitute nominees; provided that a stockholder shall not be entitled to make or designate substitute nominees following the expiration of the time periods set forth in this Section 2.10(a). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.  For purposes of this Section 2.10, the 2025 annual meeting of stockholders shall be deemed to have been held on April 9, 2025.  Such stockholder’s notice shall set forth:

(A)         as to each person whom the stockholder proposes to nominate for election or re-election as a director:  (1) a written statement, not to exceed five hundred (500) words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (3) the information and documents required to be submitted regarding nominees pursuant to Section 2.9 above within the time periods specified in Section 2.9(c) above;

(B)         as to any other business that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the meeting and (2) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Stockholder (as defined below), and if such Proposing Stockholder is an entity, any related person (as defined below);

(C)         as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed,

(1)          the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2)          the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner, as of the date of the notice; and

(3)          a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to make such nomination or propose such business; and

(D)        as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner (such stockholder or beneficial owner, a “Proposing Stockholder”), and if such Proposing Stockholder is an entity, as to each individual who is a director, executive officer (as defined in Rule 3b-7 under the Exchange Act), general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”):

(1)          the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(iii)below) by the Proposing Stockholder and by any related person, in each case, as of the date of the notice;

(2)          a description (which description shall include, in addition to all other information described in this clause (2), information identifying all parties thereto) of (x) any plans or proposals that such Proposing Stockholder or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of the Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other proposed business between or among the Proposing Stockholder or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D, (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable);

(3)          a description (which description shall include, in addition to all other information described in this clause (3), information identifying all parties thereto) of any instrument, agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights, and/or borrowing or lending of shares), whether such agreement, arrangement or understanding (or instrument evidencing the foregoing) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such Proposing Stockholder or any related person, the effect or intent of which is to (x) mitigate loss to, or to manage the risk or benefit from changes in the share price of any class or series of the Corporation’s stock or (y) maintain, increase or decrease the voting power of the Proposing Stockholder or related person with respect to securities of the Corporation;

(4)          any performance-related fees (other than an asset-based fee) that such Proposing Stockholder, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or based on any agreement, arrangement or understanding under clause (a)(ii)(D)(3) of this Section 2.10;

(5)          a representation as to whether such Proposing Stockholder, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation, and whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act,  and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal, or (y) in the case of any non-exempt solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, (for purposes of this clause (5), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act); and

(6)          a representation that promptly after a solicitation is made to the holders of the Corporation’s stock referred to in the representation required under clause (a)(ii)(D)(5) of this Section 2.10, and in any event no later than the tenth (10th) day before such meeting of stockholders, such Proposing Stockholder will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the applicable percentage of the Corporation’s stock.

(iii)         In addition, to be in proper written form, a stockholder’s notice to the Secretary must be updated and supplemented, and such update and supplement must be delivered to the Secretary, to disclose the information contained in Section 2.10(a)(ii)(C)(2) and Section 2.10(a)(ii)(D)(1)-(3) as of the record date for determining the stockholders entitled to notice of the meeting, not later than five (5) business days following the record date for such meeting and as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof, not later than five (5) business days prior to the meeting date or any adjournment or postponement thereof.

(iv)         Notwithstanding anything in this Section 2.10(a) to the contrary, if any information or communication submitted pursuant to this Section 2.10 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.10.  For the avoidance of doubt, the obligation to update and supplement as set forth in Section 2.9, this Section 2.10 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(v)          Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(vi)        This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a‑8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(vii)        Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees proposed by the Board of Directors to be elected at such meeting or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)          Special Meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting:  (i) by or at the direction of the Board of Directors (or any authorized committee thereof); (ii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who: (x) is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and (y) delivers a timely notice thereof in writing to the Secretary setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above; or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation.  A stockholder’s notice given in accordance with this Section 2.10(b) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies and any substitute nominees; provided that a stockholder shall not be entitled to make or designate substitute nominees following the expiration of the time periods set forth in this Section 2.10(b).  For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.  In no event shall an adjournment, recess or postponement of a special meeting (or a public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)  General.

(i)           Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in Section 2.2 or this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10.  Notwithstanding any other provision of these Bylaws, a Proposing Stockholder and any related person shall also comply with applicable law, including, without limitation, the requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10 and Section 2.2, as applicable; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10. Except as otherwise provided by law, the Board of Directors (or an authorized committee thereof), or, at any meeting of stockholders, the chairperson of the meeting (subject to the supervision, discretion and control of the Board of Directors) shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a nominee or Proposing Stockholder provided all information and complied with all representations required under Section 2.9 and/or this Section 2.10 and/or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with this Section 2.10, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the Board of Directors (or an authorized committee thereof), or, at any meeting of stockholders, the chairperson of the meeting (subject to the supervision, discretion and control of the Board of Directors) shall have the power and authority to declare that such nomination shall be disregarded or that such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation.  In furtherance and not by way of limitation of the foregoing provisions of this Section 2.10, the chairperson of the meeting or any other person designated by the Board, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that proxies and votes in respect of such nomination or other business may have been received by the Corporation.

(ii)          To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(iii)         For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.  For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) sole or shared right to vote such shares; provided, however, that a person shall not be deemed to beneficially own such shares if the right to vote such shares arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to and in accordance with applicable rules and regulations promulgated under the Exchange Act; and/or (C) sole or shared investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iv)         Nothing in this Section 2.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

(v)          Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 2.11         No Action by Written Consent.  Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

Section 2.12         Inspectors of Election.  Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof.  Inspectors may be employees of the Corporation.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Inspectors need not be stockholders.  No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a)  determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b)  determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c)  count and tabulate all votes and ballots; and

(d)  certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13         Meetings by Remote Communications.  The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:  (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that:  (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14         Delivery to the Corporation.  Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.  For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.

ARTICLE III
DIRECTORS

Section 3.1           Powers.  Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2           Number, Term of Office and Election.

(a)  Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, the Board of Directors shall consist of not fewer than two (2) nor more than fourteen (14) directors, the exact number to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”).

(b)  At any meeting of stockholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election (with abstentions and broker non-votes not counted as votes cast for or against that nominee’s election).  In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast.  For purposes of this Section 3.2, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which:  (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.2 or Section 2.10; or (b) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been:  (i) withdrawn in writing to the Secretary; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.10, or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

(c)  Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.  Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3           Vacancies and Newly Created Directorships.  Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.  No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4           Resignations and Removal.

(a)  Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board or the Secretary.  Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)  Any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by the Certificate of Incorporation, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

Section 3.5           Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

Section 3.6           Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer (if separate) or at the request of a majority of the directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings.  Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting.  A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7           Remote Participation in Meetings.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8           Quorum and Voting.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.  The chairperson of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9           Board of Directors Action by Written Consent Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.  Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time.  Any such consent shall be revocable prior to its becoming effective.

Section 3.10         Chairperson of the Board.  The Chairperson of the Board shall preside at meetings of stockholders (unless otherwise determined by the Board) in accordance with Section 2.4(a) above and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairperson of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if separate and serving as a director) or another director chosen by the Board of Directors shall preside.

Section 3.11         Rules and Regulations.  The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12         Fees and Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13         Emergency Bylaws.  This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL.  In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum.  Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.  Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE IV
COMMITTEES

Section 4.1           Committees of the Board of Directors.  The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in overseeing the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation.  All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2           Meetings and Action of Committees.  Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.  A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee.  Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V
OFFICERS

Section 5.1           Officers.  The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors.  To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors.  Each officer shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal.  Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.  The Board of Directors may determine to leave any office vacant.

Section 5.2           Compensation.  The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors or by a duly authorized officer and may be altered by the Board of Directors or by a duly authorized officer from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3           Removal, Resignation and Vacancies.  Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which he or she is a party.  Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party.  If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified, or such office may be left vacant.

Section 5.4           Chief Executive Officer.  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.  Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

Section 5.5           Secretary.  The powers and duties of the Secretary are:  (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary.  The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or another authorized officer may from time to time determine.

Section 5.6           Additional Matters.  The Chief Executive Officer or another authorized officer shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary.  Any employee so designated shall have the powers and duties determined by the officer making such designation.  The persons upon whom such titles are conferred shall not be deemed officers of the Corporation for purposes of these Bylaws or the rules and regulations of the Securities and Exchange Commission, unless elected by the Board of Directors or unless the conferring officer has specifically been given such designation authority by the Board.

Section 5.7           Checks; Drafts; Evidences of Indebtedness.  From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.8           Corporate Contracts and Instruments; How Executed.  Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.9           Action with Respect to Securities of Other Corporations or Entities.  The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation.  The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.10         Delegation.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1           Right to Indemnification.

(a)  Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or an officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.4 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by  such indemnitee or the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b)  To receive indemnification under this Section 6.1, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee.  Upon receipt by the Secretary of the Corporation of such a written request, unless indemnification is required by Section 6.3, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (except with respect to clause (v) of this Section 6.1(b)):  (i) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee; (iv) the stockholders of the Corporation; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.  The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than sixty (60) days after receipt by the Secretary of the Corporation of a written request for indemnification.  For purposes of this Section 6.1(b), a “change of control” will be deemed to have occurred if, with respect to any particular twenty four (24)-month period, the individuals who, at the beginning of such twenty four (24)-month period, constituted the Board of Directors (the “incumbent board”), cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such twenty four (24)-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c)  Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer and Secretary and any officer of the Corporation appointed by the Board of Directors pursuant to Section 5.1 or otherwise specifically appointed as “officer” for purposes of these Bylaws pursuant to the delegated authority under Section 5.6 and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other enterprise pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other enterprise.  The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not, by itself, result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Article VI.

Section 6.2           Right to Advancement of Expenses.

(a)  In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)  To receive an advancement of expenses under this Section 6.2, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 6.2(a).  Each such advancement of expenses shall be made within twenty (20) days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

Section 6.3           Indemnification for Successful Defense.  To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense.  Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein); provided, however, that, any indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 and this Section 6.3 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL, as applicable.

Section 6.4           Right of Indemnitee to Bring Suit.  In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b), if a request for indemnification under Section 6.3 is not paid in full by the Corporation within sixty (60) days after a written request has been received by the Secretary of the Corporation, or if an advancement of expenses is not timely made under Section 6.2(b), the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL.  Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met such applicable standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.5           Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.6           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.7           Indemnification of Employees and Agents of the Corporation; Service at Subsidiaries.  The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.  Any person serving as a director or officer of a subsidiary of the Corporation shall be entitled to the rights to indemnification conferred in this Article VI, and to the advancement of expenses, as defined in Section 6.2, with respect to his or her service at such subsidiary; provided, however, that the advancement of expenses to any person who is not an indemnitee as defined in Section 6.1(a) shall be at the discretion of the Corporation.  Any director or officer of a subsidiary is deemed to be serving such subsidiary at the request of the Corporation, and the Corporation is deemed to be requesting such service.  This Article VI shall, to the fullest extent permitted by law, supersede any conflicting provisions contained in the corporate governance documents of any other subsidiary of the Corporation.  In addition, the Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to individuals with respect to their service as an employee or agent of subsidiaries of the Corporation.

Section 6.8           Nature of Rights.  The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.9           Settlement of Claims.  Notwithstanding anything in this Article VI  to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI  for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.10         Subrogation.  In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11         Severability.  If any provision or provisions of this Article VI  shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law:  (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI  (including, without limitation, all portions of any paragraph of this Article VI  containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI  (including, without limitation, all portions of any paragraph of this Article VI  containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII
CAPITAL STOCK

Section 7.1           Certificates of Stock.  Except to the extent required by applicable law or otherwise authorized by the Board of Directors, the shares of the Corporation shall be uncertificated other than any shares represented by a certificate until such certificate is surrendered to the Corporation (at which time such shares shall be uncertificated shares).  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, or an Assistant Treasurer or Assistant Secretary, representing the number of shares registered in certificated form.  Any or all such signatures may be facsimiles or otherwise electronic signatures.  In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2           Special Designation on Certificates.  If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Section 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3           Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4           Lost Certificates.  The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.  The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5           Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6           Record Date for Determining Stockholders.

(a)  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business (as defined in Section 2.10(c)(iii) above) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting, and to any postponement of a meeting that is to a date not more than sixty (60) days after the record date; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at any such adjourned or postponed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance herewith at such adjourned or postponed meeting.

(b)  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days prior to such action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7           Regulations.  To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8           Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII
GENERAL MATTERS

Section 8.1           Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other twelve (12) consecutive months as the Board of Directors may designate.

Section 8.2           Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal, if any, shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3           Reliance upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4           Subject to Law and Certificate of Incorporation.  All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Section 8.5           Electronic Signatures, etc.  Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.  All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.  The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE IX
FORUM FOR ADJUDICATION OF DISPUTES

Section 9.1           Forum.  Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.   To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 9.2           Enforceability.  If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE X
AMENDMENTS

Section 10.1         Amendments.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws.  Except as otherwise provided in the Certificate of Incorporation (including the terms of any Preferred Stock Designation that provides for a greater or lesser vote) or these Bylaws, and in addition to any other vote required by law, the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on November 21, 2025.